UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2016 (January 28, 2016)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 28, 2016, the Compensation Committee of the Board of Directors approved an amendment to The Progressive Corporation Executive Separation Allowance Plan (2015 Amendment and Restatement) (the "Plan"). A copy of the amendment is attached hereto as Exhibit 10. The Plan was amended to provide outplacement services to eligible employees according to the company’s outplacement program in effect at the time of separation. The company’s expenses for these services will not extend beyond the last day of the second calendar year following the date of separation.

The plan was also amended to provide that if the company sells or transfers substantially all of a business unit, division, geographic operation, product, or product line to a third party, an employee receiving an offer of employment from the third party will not be entitled to receive any separation allowance or benefits under the Plan. This provision will not apply to any transaction that constitutes, or that occurs after, a Change in Control.

Finally, the amendment clarifies the application of the Plan to employees located in a foreign country. This portion of the amendment does not impact any of our executive officers.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)    On January 29, 2016, the Board of Directors approved revisions to the company's Code of Regulations (the “Code”). The changes were effective immediately. A copy of the company's Code, as so revised, is attached hereto as Exhibit 3. Following is a description of the changes to the Code.

Removal of Directors. Section 4 of Article II of the Code was revised to lower the shareholder vote required to remove a director to a majority, instead of 75%, of the outstanding shares entitled to vote on the matter. No other change to the removal process was made.

Duties of the President. Section 2 of Article V of the Code was revised to harmonize the provision with the company’s Corporate Governance Guidelines. Prior amendments to the Code eliminated a requirement that the President also be a director. In this amendment, the President's duties were revised with respect to presiding at Board meetings. Instead of presiding at all board meetings, the President will preside at board meetings only if he or she is a director and if the Chairman and Lead Independent Director are absent.

Duties of the Treasurer. Section 5 of Article V of the Code was revised to provide that the treasurer will have the powers and duties customarily incident to the office of treasurer and those that are assigned to him or her by the board, the President or any Vice President of the company. In addition, the treasurer is authorized to sign share certificates and documents on behalf of the company. Prior to this change, the Code included a more detailed list of duties and responsibilities of the treasurer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016
THE PROGRESSIVE CORPORATION

By: /s/ Jeffrey W. Basch
Name: Jeffrey W. Basch
Title: Vice President and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description
3	3	Code of Regulations of The Progressive Corporation (as amended on January 29, 2016)
10	10	First Amendment to The Progressive Corporation Executive Separation Allowance Plan (2015 Amendment and Restatement)